Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2018, relating to the financial statements of Shell Midstream Partners, L.P., appearing in the Annual Report on Form 10-K of Shell Midstream Partners, L.P. for the year ended December 31, 2015. We also consent to the reference to our firm under the heading “Experts” in such Registration.

/s/ RSM US LLP

Houston, Texas

November 2, 2018